UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 31, 2008

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Loan and Security Agreement

On December 31, 2008, IntriCon Corporation (the “Company”) entered into the Third Amendment to the Loan and Security Agreement dated as of May 22, 2007 among La Salle Bank, National Association, the Company, IntriCon, Inc. (formerly known as Resistance Technology, Inc.), RTI Electronics, Inc. and IntriCon Tibbetts Corporation, as amended. The amendment modified the Company’s fixed charge coverage covenant set forth in Section 10.3 of the Loan and Security Agreement to revise the calculation of the Company’s required fixed charge ratio in order to exclude payments made in connection with a certain sale-leaseback transaction completed in June 2008.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation
By:	/s/Scott Longval
Date: January 7, 2009	Scott Longval Chief Financial Officer